SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 16, 2004

COMMUNITY BANKS OF GEORGIA, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	000-50522	20-0485183
(State or other Jurisdiction of	(Commission File	(IRS Employer
Incorporation or Organization)	Number)	Identification No.)

15 Mountainside Drive
Jasper, Georgia	30143
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (706) 253-9600

Not Applicable
(Former name or former address, if changed since last report)

ITEM 4. CHANGE IN REGISTRANTS CERTIFYING ACCOUNTANTS

     (a)  Effective June 17, 2004, the Audit Committee of the Board of Directors of Community Banks of Georgia, Inc. (the “Company”) engaged the accounting firm of Mauldin & Jenkins, LLC (“Mauldin”) as independent public accountants for the Registrant for the year ending December 31, 2004. Porter Keadle Moore, LLP (“PKM”) was dismissed as the Company’s independent auditors effective June 17, 2004 so that the Company could use PKM to provide internal audit and other consulting services that are prohibited to be provided by independent auditors of companies that file reports with the Securities and Exchange Commission.

     (b)  The reports of PKM on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     (c)  During the two most recent fiscal years and subsequent interim period preceding the date of this report, there were no disagreements with PKM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     (d)  The Company has not consulted with Mauldin during the last two years or subsequent interim period on either the application of accounting principles or the type of audit advise that be provided on the Company’s financial statements.

     (e)  The Company requested PKM to furnish a letter addressed to the SEC stating whether PKM agrees with the above statements. A copy of this letter to the SEC, dated June 17, 2004, is filed as Exhibit 16 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINACIAL INFORMATION AND EXHIBITS

     Exhibit 16.   Letter from Porter Keadle Moore, LLP regarding change in certifying accountants.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                             COMMUNITY BANKS OF GEORGIA, INC.

By: /s/ John T. Trammell Name: John T. Trammell Title: President

Dated: June 21, 2004